  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of 374Water Inc. and subsidiaries (the “Company”), of our report dated March 1, 2022, relating to the consolidated financial statements as of and for the year ended December 31, 2021, which appears in the Company’s Annual Report on Form 10‑K and incorporated by reference herein. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

June 17, 2022